Exhibit a(ii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


              FEDERATED U.S. GOVERNMENT SECURITIES FUND: 2-5 YEARS

                                 Amendment No. 8
                            To the Amended & Restated
                              DECLARATION OF TRUST
                               Dated May 19, 2000



     THIS Declarataion of Trust is amended as follwos:

     Delete the first paragraph of ection 5 in Article II from the Delcaration of Trust and substitute in its place the following:

     Section 5. Establishment and Designation of Series or Class.

     Without  limiting  the  authority of the Trustees set forth in Article XII,
     Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as

              Federated U.S. Government Securities Fund: 2-5 Years
                                 Class K Shares
                              Institutional Shares
                          Institutional Service Shares

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of February, 2003.

      WITNESS the dues execution hereof this 13th day of February, 2003.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh